UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Manju Gangadharan has been appointed as the Chief Accounting Officer of Groupon, Inc. (the “Company”), effective February 24, 2020. Mr. Gangadharan will replace Melissa Thomas, who was named Chief Financial Officer of the Company in February 2020.
Mr. Gangadharan, age 37, has served as the Company’s Senior Director, North America Controller and Head of Global Payroll & Shared Services since May 2019. He previously served in various roles at the Company including as Director of Corporate Accounting from April 2018 to May 2019, International Goods Controller from December 2016 to April 2018, Corporate Accounting Senior Manager from April 2015 to December 2016 and Corporate Accounting Manager from July 2014 to April 2015. Prior to joining the Company, Mr. Gangadharan was the Accounting Policies and Procedures Manager at Sony Corporation of America, a subsidiary of Sony Corporation, from October 2012 to July 2014, and he began his career as an auditor at Deloitte & Touche, a public accounting firm.
There are no family relationships between Mr. Gangadharan and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Gangadharan has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Gangadharan and any other person pursuant to which Mr. Gangadharan was appointed as an officer of the Company.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: February 27, 2020
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer